Exhibit 3.18
JETSTAR ENERGY SERVICES, INC.
BYLAWS
As Adopted on May 12,2005

TABLE OF CONTENTS

I.	STOCKHOLDERS’ MEETINGS		1
	1.1	Time and Place of Meetings	1
	1.2	Annual Meeting	1
	1.3	Special Meetings	1
	1.4	Notice of Meetings	1
	1.5	Inspectors	1
	1.6	Quorum	2
	1.7	Voting	2
	1.8	Order of Business	2
	1.9	Action by Consent	3
II.	DIRECTORS		3
	2.1	Function	3
	2.2	Number, Election, and Terms	3
	2.3	Vacancies and Newly Created Directorships	4
	2.4	Removal	4
	2.5	Nominations of Directors	4
	2.6	Resignation	4
	2.7	Regular Meetings	4
	2.8	Special Meetings	4
	2.9	Quorum	5
	2.10	Participation in Meetings by Telephone Conference	5
	2.11	Committees	5
	2.12	Compensation	6
	2.13	Rules	6
	2.14	Action by Consent	6
III.	NOTICES		6
	3.1	Generally	6
	3.2	Waivers	6
IV.	OFFICERS		6
	4.1	Generally	6
	4.2	Compensation	7

	4.3	Succession	7
	4.4	Chairman of the Board	7
	4.5	President	7
	4.6	Vice Presidents	7
	4.7	Secretary	7
	4.8	Other Officers	8
V.	STOCK		8
	5.1	Certificates	8
	5.2	Classes of Stock	8
	5.3	Lost, Stolen, or Destroyed Certificates	8
	5.4	Record Dates	8
	5.5	Transfer of Shares	9
	5.6	Legends	9
VI.	GENERAL		9
	6.1	Fiscal Year	9
	6.2	Seal	9
	6.3	Books and Records	9
	6.4	Reliance Upon Books, Reports, and Records	9
	6.5	Time Periods	10
	6.6	Dividends	10
	6.7	Resignation	10
	6.8	Securities and Other Corporations	10
	6.9	Amendments	10
	6.10	Certain Defined Terms	10

ii

I. STOCKHOLDERS MEETING
     1.1 Time and Place of Meetings. All meetings of the stockholders of JetStar Energy Services, Inc., a Texas corporation (the “Corporation”) for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Texas, as may be designated by the Board of Directors of the Corporation (the “Board”) or, in the absence of a designation by the Board, the President or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.
     1.2 Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting.
     1.3 Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate”), may be called by the President, and will be called by the Secretary upon receipt of a written request signed by a majority of the Board or the holders of at least 30% of the voting power of the Corporation’s Common Stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding and entitled to vote within 10 calendar days after receipt of such request. Any such request by a majority of the Board or holders of at least 30% of the voting power of the Common Stock must be sent to the Chairman or the Secretary and must state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
     1.4 Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, if any, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise required herein or by law. Such notice shall include the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Any meeting may be held without notice if all stockholders entitled to vote at such meeting are present in person, by proxy or by remote communication or if notice is waived in writing, either before or after the meeting, by those not present. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however. that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given and conform to the terms of these Bylaws. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
     1.5 Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.
     1.6 Quorum. Except as otherwise provided by law, the Certificate or these Bylaws, the holders of a majority of the outstanding shares of Common Stock, issued and outstanding and entitled to vote, present in person, represented by proxy or by remote communication, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. With respect to any matter requiring the vote of a separate class of the capital stock of the Corporation, the holders of a majority of the shares of such class issued and outstanding and entitled to vote, present in person, represented by proxy or by remote communication, will constitute a quorum at all meetings of such stockholders for the transaction of business with respect to any such matter.
     1.7 Voting. Except as otherwise provided by law or by the Certificate, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person, by proxy or by remote communication. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary, or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate or these Bylaws or unless the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon present in person, by proxy or by remote communication at such meeting otherwise determine. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy or by remote communication at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except as otherwise provided in these Bylaws, the Certificate or by law.
     1.8 Order of Business. The Chairman, or such other officer of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation (i) by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend any such stockholders’ meeting, (ii) by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has been unduly disruptive or is likely to disrupt the proceedings thereat, and (iii) by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

     1.9 Action by Consent.
          (a) Unless otherwise provided by law or in the Certificate, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto, setting forth such action, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and otherwise complies with Article 9.10(A) of the TBCA (or any successor provision).
          (b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission will be deemed to have been delivered until such consent is reproduced in paper form and until such paper form is delivered to the Corporation by delivery to its registered office in the State of Texas, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office will be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction is a complete reproduction of the entire original writing.
II. DIRECTORS
     2.1 Function. The business and affairs of the Corporation will be managed under the direction of its Board.
     2.2 Number, Election, and Terms. Subject to the Certificate, including the rights, if any, of any class of capital stock of the Corporation to designate and elect Directors and to designate and elect additional Directors under circumstances specified in the Certificate, the authorized number of Directors shall be determined from time to time by a resolution passed by the Board. Directors shall be elected to office by the stockholders only in the manner and for the terms provided in the Certificate after nomination’ in accordance with Bylaw 2.5. The election of

Directors need not be by written ballot unless requested by the Chairman or by the holders of a majority of the issued and outstanding Common Stock, present in person, by proxy or by remote communication, at a meeting of the stockholders at which Directors are to be elected.
     2.3 Vacancies and Newly Created Directorships. Subject to the Certificate, including the rights, if any, of the holders of any class of capital stock of the Corporation to designate and elect Directors and to designate and elect additional Directors under circumstances specified in the Certificate, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the Board, even though such number of Directors is less than a quorum of the Board. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified.
     2.4 Removal. Subject to the Certificate, including the rights, if any, of the holders of any class of capital stock of the Corporation to remove Directors under circumstances specified in the Certificate, any Director may be removed from office by the stockholders either with or without cause at any time by a vote of the holders of a majority of the shares of Common Stock of the Corporation, issued and outstanding and entitled to vote.
     2.5 Nominations of Directors. Subject to the Certificate, including the rights, if any, of the holders of any class of capital stock of the Corporation to elect additional Directors under circumstances specified in the Certificate, nominations of persons for election as Directors of the Corporation may be made (i) by or at the direction of the Board or a committee thereof, or (ii) by any stockholder that is a stockholder of record at the time of giving of notice, who is entitled to vote for the election of Directors at such meeting. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.
     2.6 Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.
     2.7 Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Texas as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
     2.8 Special Meetings. Special meetings of the Board may be called by the Chairman on 24 hours notice to each Director by whom such notice is not waived, given either personally or by mail, courier, telephone, facsimile, electronic mail or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request to the Chairman or the Secretary of not less than a majority of the Board. Special meetings of the Board may be held at such time and place either within or without the State of Texas as is determined by the Board or specified in the notice of any such meeting.

     2.9 Quorum. At all meetings of the Board, a majority of the members of the Board will constitute a quorum for the transaction of business. Except (i) for the designation of committees as hereinafter provided and (ii) as otherwise required by these Bylaws, the Certificate, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present
     2.10 Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means of remote communication by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
     2.11 Committees.
          (a) The Board may designate one or more committees, each such committee to consist of two or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.
          (b) Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.
          (c) Except as otherwise provided by law, and except for the power to amend these Bylaws or the Certificate, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend, or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, a dissolution of the Corporation, or a revocation of a dissolution, and subject to the provisions of the Certificate, any committee of the Board will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the votes of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the votes of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

     2.12 Compensation. The Board may establish the compensation for, and policies and procedures for the reimbursement of the expenses of, Directors payable for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation.
     2.13 Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation, not inconsistent with these Bylaws.
     2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if prior to such action all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board or committee.
III. NOTICES
     3.1 Generally. Except as otherwise provided by law, these Bylaws, or the Certificate, whenever by law or under the provisions of the Certificate or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given (i) if given by mail, 72 hours after such communication is deposited in the mails with postage prepaid addressed as aforesaid, or (ii) one day other than Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed (a “Business Day”)after being furnished to a nationally recognized overnight carrier for next Business Day delivery. Notice to Directors may also be given in person or by telephone, facsimile, electronic mail transmission or similar medium of communication and if given in any such manner will be deemed to be given on the date sent or delivered in person, receipt confirmed
     3.2 Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
IV. OFFICERS
     4.1 Generally. The officers of the Corporation will be elected by the Board and will consist of a Chairman, a President (who, unless the Board specifies otherwise, will also be the Chief Executive Officer) and a Secretary. The Board may also choose any or all of the following one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), a Chief Financial Officer, a Treasurer, a General Counsel, and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman or the President to appoint any person to any office other than the Chairman, President or Secretary. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer.
     4.2 Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee established by the Board.
     4.3 Succession. Subject to the rights that any officer may have been granted pursuant to an employment agreement, the officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in Bylaw 4.1.
     4.4 Chairman of the Board. The Chairman will preside at all meetings of the stockholders and at all meetings of the Board. Subject to the control and direction of the Board, the Chairman may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The Chairman will perform such other duties and have such other power as the Board will prescribe and will, unless the Board specifies otherwise, also be the President.
     4.5 President. In the absence of the Chairman, the President shall preside at all meetings of the stockholders and at all meetings of the Board. Subject to the direction of the Board, the President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. The President shall perform such other duties and have such other power as the Board shall prescribe.
     4.6 Vice Presidents. The Vice Presidents shall perform such duties and have such powers as the President or the Board may from time to time prescribe. Subject to the control and the direction of the Board, each Vice President may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation.
     4.7 Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; he shall be authorized to sign on behalf of the Corporation any forms, reports, schedules or filings required to be filed by the Corporation with any government or regulatory agency; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

     4.8 Other Officers. Each other officer of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.
V. STOCK
     5.1 Certificates. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman or the President or a Vice President and also by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, if any, and may also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.
     5.2 Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information at no charge.
     5.3 Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.
     5.4 Record Dates.
          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
          (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.
     5.5 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     5.6 Legends. The Board shall have the power and authority to provide that the certificates representing shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
VI. GENERAL
     6.1 Fiscal Year. The fiscal year of the Corporation will end on April 30th of each year or such other date as may be fixed from time to time by the Board.
     6.2 Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     6.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, Board, and any committee of the Board, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
     6.4 Reliance Upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the

Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     6.5 Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.
     6.6 Dividends. Subject to provisions of applicable law and the Certificate, dividends may be declared by the Board at any time and from time to time and may be paid in cash, in property or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board.
     6.7 Resignation. Any committee member or officer may resign by so stating at any meeting of the Board or by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     6.8 Securities and Other Corporations. The Chairman, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, and take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.
     6.9 Amendments. Except as otherwise provided by law, by the Certificate, or by these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.
     6.10 Certain Defined Terms. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate.
[End of Document]